Exhibit 99.1

Atea Pharmaceuticals Issues Statement Regarding Director Nominations

No Shareholder Action is Required at this Time

BOSTON, March 21, 2025 (5:54 PM ET) (GLOBE NEWSWIRE) — Atea Pharmaceuticals, Inc. (Nasdaq: AVIR) (Atea or Company) a clinical-stage biopharmaceutical company engaged in the discovery and development of oral antiviral therapeutics for serious viral diseases, today confirmed receipt of a notice from Bradley L. Radoff that he intends to nominate three director candidates to stand for election to the Atea Board of Directors at the Company’s 2025 Annual Meeting of Stockholders.

The Atea Board of Directors and management team engage in regular communications with Atea’s shareholders and regularly evaluate the Company’s strategy to enhance shareholder value. The Nominating and Corporate Governance Committee of the Atea Board of Directors will evaluate the director candidates consistent with its established practices. The Board will make its formal recommendation regarding director nominations in the Company’s definitive proxy statement and accompanying WHITE proxy card, which will be filed with the Securities and Exchange Commission ahead of Atea’s 2025 Annual Meeting of Stockholders. The 2025 Annual Meeting has not yet been scheduled, and Atea stockholders are not required to take any action at this time.

Evercore is serving as Atea’s financial advisor and Latham & Watkins LLP is serving as legal counsel.

About Atea Pharmaceuticals

Atea is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing oral antiviral therapies to address the unmet medical needs of patients with serious viral infections. Leveraging Atea’s deep understanding of antiviral drug development, nucleos(t)ide chemistry, biology, biochemistry and virology, Atea has built a proprietary nucleos(t)ide prodrug platform to develop novel product candidates to treat single stranded ribonucleic acid, or ssRNA, viruses, which are a prevalent cause of serious viral diseases. Atea plans to continue to build its pipeline of antiviral product candidates by augmenting its nucleos(t)ide platform with other classes of antivirals that may be used in combination with its nucleos(t)ide product candidates. Our lead program and current focus is on the development of the regimen of bemnifosbuvir, a nucleotide analog polymerase inhibitor, and ruzasvir, an NS5A inhibitor, to treat HCV. For more information, please visit www.ateapharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to statements regarding the Shareholder Group’s director nominees, the Company’s formal recommendation with respect to director nominations and the Company’s strategy to enhance shareholder value. When used herein, words including “expected,” “should,” “anticipated,” “believe.” “will,” “plans”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Atea’s current expectations and various assumptions. Atea believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Atea may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, uncertainties inherent in the drug discovery and development process and the regulatory submission or approval process, unexpected or unfavorable safety or efficacy data or results observed during clinical trials or in data readouts; delays in or disruptions to clinical trials or our business; our reliance on third parties over which we may not always have full control, our ability to manufacture sufficient commercial product, competition from approved treatments for HCV, as well as the other important factors discussed under the caption “Risk Factors” in Atea’s Annual Report on Form 10-K for the year ended December 31, 2024 as such factors may be updated from time to time in its other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Atea may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing Atea’s views as of any date subsequent to the date of this press release.

Additional Information and Where to Find It

Atea intends to file with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2025 Annual Meeting of Stockholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ATEA AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Atea free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Atea are also available free of charge by accessing Atea’s website at www.ateapharma.com.

Participants in the Solicitation

Atea, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Atea. Information about Atea’s executive officers and directors is available in Atea’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 6, 2025 and in Atea’s definitive proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024. To the extent holdings by our directors and executive officers of Atea securities reported in the definitive proxy statement for the 2024 Annual Meeting of Stockholders have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Atea are also available free of charge by accessing Atea’s website at www.ateapharma.com.

Contacts

Jonae Barnes

SVP, Investor Relations and Corporate Communications

617-818-2985

Barnes.jonae@ateapharma.com